CSFB 2004-4 Group 1 -- 1A2

CREDIT SUISSE FIRST BOSTON

Balance

$3,056,882.00

Delay

24

WAC

6.500000000

WAM

357

Coupon

5.750

Dated

07/01/2004

NET

6

WALA

3

Settle

07/30/2004

First Payment

08/25/2004

Price	1	2	3	4	5

	Yield	Yield	Yield	Yield	Yield
97-16	6.10	6.22	6.34	6.46	6.57
97-24	6.07	6.17	6.28	6.38	6.48
98-00	6.04	6.13	6.22	6.30	6.39
98-08	6.00	6.08	6.16	6.23	6.30
98-16	5.97	6.03	6.09	6.15	6.21
98-24	5.94	5.98	6.03	6.08	6.13
99-00	5.90	5.94	5.97	6.00	6.04
99-08	5.87	5.89	5.91	5.93	5.95
99-16	5.83	5.84	5.85	5.85	5.86
99-24	5.80	5.79	5.79	5.78	5.77
100-00	5.77	5.75	5.73	5.71	5.68
100-08	5.74	5.70	5.67	5.63	5.60
100-16	5.70	5.65	5.61	5.56	5.51
100-24	5.67	5.61	5.54	5.48	5.42
101-00	5.64	5.56	5.48	5.41	5.34
101-08	5.60	5.52	5.43	5.34	5.25
101-16	5.57	5.47	5.37	5.27	5.16

WAL	10.21	6.55	4.82	3.85	3.19
Mod Durn	7.511	5.310	4.098	3.363	2.839
Principal Window	Jul13 - Feb16	Jun10 - Nov11	Dec08 - Nov09	Jan08 - Oct08	Jun07 - Jan08

Prepay	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 1.6818 2.6095 2.9792 3.6854 4.4855 5.2172

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.